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Materials for Stockholders

April 9, 2013

Presentation to Stockholders

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Clinton Group Letter to Stockholders

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MATERIALS FOR STOCKHOLDERS

Presentation to Stockholders

April 9, 2013

Review our presentation to stockholders, which provides our analysis of the record of underperformance, an introduction to our nominees, a description of how our nominees can help to create value and some questions for the incumbent directors.

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Clinton Group Letter to Stockholders

April 9, 2013

Read our letter to stockholders discussing our reasons for believing that change is required and responding to comments made by Stillwater concerning some of our nominees.

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